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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 1996

                    PRUDENTIAL-BACHE/WATSON & TAYLOR, LTD.-2
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             (Exact name of Registrant as specified in its charter)

Texas                                      0-13518           75-1933081
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(State or other jurisdiction             (Commission     (I.R.S. Employer
 of incorporation or organization)       File Number)    Identification No.)

One Seaport Plaza, New York, New York 10292-0116
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(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 214-1016

                                      N/A
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         (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets.

   In accordance with the Consent Statement dated September 17, 1996, the Registrant's limited partners approved the sale to Public Storage, Inc. of all eight miniwarehouse facilities owned by the Registrant. Seven of the eight miniwarehouse facilities which were under contract were sold to Public Storage, Inc. on December 16, 1996. The Registrant received, in cash, gross sales proceeds of $16,000,000 reduced by certain selling expenses and pro-rations of approximately $433,000. The gross sales price was in excess of the appraised value of the properties.

   The Registrant continues to own the Hampton Park property located in Capitol Heights, Maryland. This property has evidenced certain concentrations of hazardous materials which were discovered in an environmental review of the property. The results of the environmental assessment have been reported to the appropriate State environmental regulatory departments. It is uncertain at this time what the State environmental regulatory departments will ultimately require to resolve the environmental issue at the property, although currently the State is requiring that the situation be monitored on a quarterly basis. Due to the uncertainty of the environmental status of the property, Public Storage, Inc. has decided not to proceed with the purchase. Accordingly, it is currently uncertain when the final sale of this property will occur.

   A distribution of $300 per limited partnership unit was made on December 19, 1996 representing the net sales proceeds reduced by a contingency reserve and funds required to meet current and future operating costs until the liquidation of the Registrant. The Registrant intends to liquidate in 1997, pending the sale of Hampton Park, and will distribute any remaining funds at such time.

   Pursuant to the Consent Statement dated September 17, 1996, the limited partners of the Registrant approved the sale to Public Storage, Inc. of substantially all of the assets of the Registrant and the liquidation and dissolution of the Registrant. The vote was 31,079 Units or 60.6% in favor, 334 Units or .7% against and 596 Units or 1.2% abstaining.

Item 7. Financial Statements and Exhibit.

(c) Exhibits

      10.1 Contract of Sale dated June 13, 1996 by and between the Registrant and Public Storage, Inc. which was filed as an exhibit to the Registrant's Proxy Statement on Schedule 14A on September 17, 1996 and which is incorporated herein by reference.

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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Prudential-Bache/Watson & Taylor, Ltd.-2

By: Prudential-Bache Properties, Inc.
    A Delaware corporation, General Partner
     By: /s/ Thomas F. Lynch, III                 Date: January 23, 1997
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     Thomas F. Lynch, III
     President
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